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                                                                    EXHIBIT 23.1


            Consent of Independent Registered Public Accounting Firm


Legacy Reserves LP

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated May 5, 2006, relating to the combined financial statements of the Moriah Group, which is contained in that Prospectus.

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated May 5, 2006, relating to the combined financial statements of the Brothers Group, which is contained in that Prospectus.

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated November 7, 2005, relating to the statements of revenues and direct operating expenses of the PITCO Properties, which is contained in that Prospectus.

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated May 5, 2006, relating to the balance sheet of Legacy Reserves LP, which is contained in that Prospectus.

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated May 5, 2006, relating to the balance sheet of Legacy Reserves GP, LLC, which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO Seidman, LLP

BDO Seidman, LLP
Houston, Texas


May 11, 2006